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                                                                   EXHIBIT 10.15

                                    FORM OF
                         TAX INDEMNIFICATION AGREEMENT

          TAX INDEMNIFICATION AGREEMENT, dated as of _________, 1999 (the "Agreement"), among World Wrestling Federation Entertainment, Inc., a Delaware corporation ("WWFE"), Stephanie Music Publishing, Inc., a Delaware corporation ("Stephanie" and, collectively with WWFE, the "Company"), and the persons listed on Schedule A attached hereto (individually, a "Stockholder" and, collectively, the "Stockholders").

          WHEREAS, the execution and delivery by the Company and the Stockholders of this Agreement is a condition to the closing of the Public Offering (as hereinafter defined);

          WHEREAS, WWFE has been an "S corporation" (as defined in section 1361(a)(1) of the Code (as hereinafter defined)) for federal tax purposes since May 1, 1988 and Stephanie has been an S corporation for federal tax purposes since _________;

          WHEREAS, WWFE, Stephanie and the Stockholders plan to terminate the S corporation status of WWFE and Stephanie prior to the closing of the Public Offering and, as a result, WWFE and Stephanie will each be a "C corporation" (as defined in section 1361(a)(2) of the Code) beginning on the Termination Date (as hereinafter defined); and

          WHEREAS, the Company and the Stockholders wish to provide for the termination of this Agreement such that it has no effect should the Public Offering not close.

          NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

          1.1  Definitions.  The following terms as used herein have the
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following meanings:

          "Adjustment Amount" means the net increase in taxable income of one or more of the Stockholders or the Company based on a Final Determination and which gives rise to a payment pursuant to Section 3.3 or 3.4 hereof.

          "Affected Stockholder" means a Stockholder whose tax returns are adjusted in a manner which gives rise to an obligation of the Company pursuant to Section 3.3 hereof.

          "Blended Rate" means a percentage which equals the sum of the maximum marginal federal and state individual income tax rates for an individual residing in Connecticut
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(after giving effect to the full deductibility of state income taxes for federal income tax purposes) in effect for the year of the adjustment to a tax return of the Company or such Stockholder that gives rise to a correlative adjustment to a tax return of such Stockholder or the Company, respectively. For example, if an adjustment results in an amount due from the Stockholders hereunder, the year of the Company's return that was adjusted shall determine the Blended Rate to be used in computing the amount due.

          "Closing Date" means the date on which the Public Offering closes.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "C Short Year" means that portion of the S Termination Year of the Company beginning on the Termination Date and ending on the last day of the S Termination Year.

          "C Taxable Year" means any taxable year (or portion thereof) of the Company during which the Company is a C corporation, including the C Short Year.

          "Final Determination" means the final resolution of any income tax liability (including all related interest and penalties) for a taxable period. A Final Determination shall result from the first to occur of:

                (i) the expiration of 30 days after acceptance by the Internal Revenue Service (the "IRS") of a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment (the "Waiver") on Federal Revenue Form 870 or 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of any other jurisdiction), unless, within such period, the applicable taxpayer gives notice of that taxpayer's intention to attempt to recover all or part of any amount paid pursuant to the Waiver by filing a timely claim for refund;

                (ii) a decision, judgment, decree or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

                (iii) the execution of a closing agreement under section 7121 of the Code or the acceptance by the IRS or its counsel of an offer in compromise under section 7122 of the Code or the execution of a comparable agreement under the laws of any other jurisdiction;

                (iv) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the IRS or any other relevant taxing authority;

                (v) any other final disposition of the tax liability for such period by reason of the expiration of the applicable statute of limitations; or

                (vi) any other event that the parties hereto agree is a final and irrevocable determination of the liability at issue.

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          "Public Offering" means the initial offering of shares of the
Company's Class A Common Stock, $.01 par value, pursuant to the Registration Statement on Form S-1 originally filed by the Company with the Securities and Exchange Commission on July 30, 1999.

          "S Short Year" means that portion of the S Termination Year beginning on the first day of such taxable year and ending on the day immediately preceding the Termination Date.

          "S Taxable Year" means any taxable year (or portion thereof) of the Company during which the Company was an S corporation, including the S Short Year.

          "S Termination Year" means the fiscal year of the Company that includes the Termination Date.

          "Taxing Authority" means the IRS or any comparable state or foreign taxing authority.

          "Termination Date" means the date on which the S corporation status of WWFE and Stephanie will terminate pursuant to section 1362(d) of the Code.

                                  ARTICLE II.
          TERMINATION OF S CORPORATION STATUS AND ALLOCATION OF INCOME

          2.1.  Termination of S Corporation Status.  The Company and the
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Stockholders shall cause the Company to terminate their S corporation status at least two days prior to the Closing Date.

          2.2.  Allocation Election.  The Company shall elect to allocate the
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items described in section 1362(e)(2)(A) of the Code pursuant to section
1362(e)(3) of the Code under "normal tax accounting rules," and the Stockholders shall consent to such election and shall provide the Company with the statement of consent described in section 1.1362-6(b) of the Treasury Regulations.

                                  ARTICLE III.
                                  OBLIGATIONS

          3.1.  Liability for Taxes Incurred by Stockholders During the S Short
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Year.  Each Stockholder shall (i) duly include, in his or its own federal and
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state income tax returns, all items of income, gain, loss, deduction or credit attributable to the S Short Year in a manner consistent with the Form 1120S and the schedules thereto (and the corresponding state income tax forms and schedules) to be filed by the Company with respect to such period, (ii) file such returns no later than the due date (including extensions, if any) for filing such returns, and (iii) pay any and all taxes required to be paid for his or its taxable year that includes the S Short Year.

          3.2.  Liability for Taxes Incurred by the Company During the S Short
                --------------------------------------------------------------
Year and the C Short Year.  The Company shall (i) be responsible for and effect
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the filing of all federal

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and state income tax returns for the Company with respect to the S Short Year and the C Short Year, (ii) accurately prepare and timely file such Company returns, and (iii) pay any and all taxes required to be paid by the Company for the C Short Year.

          3.3. Company's Indemnification of Stockholders for Tax Liabilities.
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In the event of an adjustment to one or more tax returns of the Company for an S
Taxable Year based on a Final Determination which results in a net increase in taxable income of a Stockholder and a corresponding adjustment to one or more tax returns of the Company for a C Taxable Year based on a Final Determination that results in a net decrease in taxable income of the Company, the Company shall pay to any Affected Stockholder an amount equal to the Adjustment Amount multiplied by the Blended Rate; provided, however, the total amount due under this Section 3.3 shall not exceed the amount of refund (or an offset against tax that would otherwise be due and payable) received by the Company that is attributable to the relevant adjustment. The Company shall pay the amount due to the Affected Stockholder within thirty (30) business days after the receipt of notice from the Affected Stockholder that a payment is due by such party to the appropriate Taxing Authority.

          3.4. Stockholders' Indemnification of the Company for Tax Liabilities.
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          (a)  Adjustments to Company's Taxable Income.  In the event of an
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adjustment of one or more tax returns of the Company for a C Taxable Year based on a Final Determination which results in a net increase in taxable income of the Company for a C Taxable Year and a corresponding adjustment to one or more tax returns of the Company for an S Taxable Year based on a Final Determination which results in a net decrease in taxable income of the Company for the S Taxable Year, each Stockholder, severally but not jointly, agrees to contribute to the capital of the Company his or its pro rata share (based upon the relative amount of Company stock held by such Stockholder during the relevant time period) of an amount equal to the Adjustment Amount multiplied by the Blended Rate; provided, however, the total amount due under this Section 3.4(a) shall not exceed the amount of refund (or an offset against tax that would otherwise be due and payable) received by each stockholder that is attributable to the relevant adjustment.

          (b)  Adjustments Attributable to the Company's S Status.  If, based on
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a Final Determination, the Company is deemed to have been a C corporation for federal, state or local income tax purposes during any period in which it reported (or intends to report) its taxable income as an S corporation, each Stockholder, severally but not jointly and subject to the limitations contained in Section 3.4(c), shall contribute to the capital of the Company his or its pro rata share (based upon the relative amount of Company stock held by such Stockholder during the relevant time period) of an amount equal to the taxes, penalties and interest incurred by the Company as a result of the Company being deemed to have been a C corporation.

          (c)  Limit on Indemnification Amount.  Notwithstanding the provisions
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of this Section 3.4, all payments required to be made by any Stockholder to the
Company pursuant to this Section 3.4(b) shall not exceed the total distributions to pay taxes made to such Stockholder by the Company during the period beginning on the first day of the first open tax year of the

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Company in which the Company is deemed to have been a C corporation and ending on the Termination Date.

          (d)  Time of Indemnification Payment.  The Stockholders shall
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contribute to the capital of the Company any amounts calculated in accordance with this Section 3.4 within 30 business days after the first to occur of (a) the receipt of the refund from the appropriate Taxing Authority attributable to such adjustment, or (b) delivery of a notice from the Company that a payment is due by the Company to the appropriate Taxing Authority.

                                  ARTICLE IV.
                              CONTESTS/COOPERATION

          4.1.  Contests.  Whenever the Stockholders or the Company become aware
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of an issue that they or it believe could result in a Final Determination which could give rise to a payment or indemnification obligation under Article III, the Stockholders or the Company (as the case may be) shall promptly give notice of the issue to the other parties hereto. The Stockholders and their representatives, at their expense, shall be entitled to participate in all conferences and meetings with or proceedings before the IRS or any other Taxing Authority with respect to the issue. The parties shall consult and cooperate with each other in the negotiation and settlement or litigation of any adjustment that may give rise to any payment or indemnification obligation under
Article III. All decisions with respect to such negotiation and settlement or litigation shall be made by the parties after full, good faith consultation or pursuant to the dispute resolution provisions of Section 4.2.

          4.2.  Dispute Resolution.
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          (a)  If the parties hereto are, after negotiation in good faith, unable to agree upon the appropriate application of the provisions of this Agreement, the controversy shall be settled by a "Big 5" (or equivalent) accounting firm chosen by the Company, other than the Company's independent public accountants, and the Stockholders (the "Accounting Firm"). The decision of the Accounting Firm with respect thereto shall be final, and the Company or the Stockholders shall immediately pay any amounts due under this Agreement pursuant to such decision. The applicable expenses of the Accounting Firm shall be borne one-half by the Company and one-half by the Stockholders unless the Accounting Firm specifies otherwise.

          (b) In the event that any of the Stockholders or the Company receives notice, whether orally or in writing, of any federal, state, local or foreign tax examination, claim, settlement, proposed adjustment or related matter that may affect in any way the liability of a Stockholder under this Agreement, he or it shall within ten days notify the other parties hereto in writing thereof; provided, that any failure to give such notice shall not reduce a party's right to indemnification under this Agreement except to the extent of actual damage incurred by the other parties as a result of such failure. The party or parties ( the "Indemnifying Party") who would be required to indemnify the other party or parties (the "Indemnified Party") shall be entitled in their reasonable discretion and at their sole expense to handle, control and compromise or settle the defense of any matter that may give rise to a liability under this Agreement; provided, that such

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Indemnifying Party from time to time provides assurances reasonably satisfactory to the Indemnified Party that (i) the Indemnifying Party is financially capable of pursuing such defense to its conclusion, and (ii) such defense is actually being pursued in a reasonable manner.

          4.3.  Cooperation.  The parties shall make available to each other, as
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reasonably requested, and to any Taxing Authority all information, records or documents relating to any liability for taxes covered by this Agreement and shall preserve such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. The party requesting such information shall reimburse the other party for all reasonable out-of-pocket costs incurred in producing such information.

          4.4.  Costs.  Except to the extent otherwise provided herein, each
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party shall bear his[, her] or its own costs in connection with this Agreement.

                                   ARTICLE V.
                                 MISCELLANEOUS

          5.1.  Counterparts.  This Agreement may be executed in several
                ------------
counterparts, each of which shall be deemed to be an original, but all of which counterparts collectively shall constitute a single instrument representing the agreement among the parties hereto.

          5.2.  Construction of Terms.  Nothing herein expressed or implied is
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intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

          5.3.  Governing Law.  This Agreement and the legal relations between
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the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Connecticut without regard to any choice of law rules.

          5.4.  Amendment and Modification.  This Agreement may be amended,
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modified or supplemented only by a writing executed by all the parties hereto.

          5.5.  Assignment.  Except by operation of law or in connection with
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the sale of all or substantially all the assets of a party, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by the Stockholders without the written consent of the Company or by the Company without the written consent of the Stockholders. Any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

          5.6.  Interpretation.  The title, article and section headings
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contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties, and shall not in any way affect the meaning or interpretation of this Agreement.

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          5.7.  Severability.  In the event that any one or more of the
                ------------
provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provision with an enforceable provision approximating, to the extent possible, the original intent of the parties.

          5.8.  Entire Agreement.  This Agreement embodies the entire agreement
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and understanding of the parties hereto in respect to the subject matter contained herein. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          5.9.  Further Assurances.  Subject to the provisions of this
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Agreement, the parties shall acknowledge such other instruments and documents and take all other actions that may be reasonably required in order to effectuate the purposes of this Agreement.

          5.10.  Waivers, Etc.  No failure or delay on the part of any party in
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exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless it shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given.

          5.11.  Set-off.  All payments to be made by any Stockholder under this
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Agreement shall be made without set-off, counterclaim or withholding, all of which are expressly waived.

          5.12.  Change of Law.  If, due to any change in applicable law or
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regulations or the interpretation thereof by any court or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement shall be impracticable or impossible, the parties shall use their best efforts to find an alternative means to achieve the same or substantially the same results as are contemplated by such provision.

          5.13.  Notices.  All notices under this Agreement shall be validly
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given if in writing and delivered personally or sent by registered mail, postage prepaid

          to the Company at:

          World Wrestling Federation Entertainment, Inc.
          1241 East Main Street
          Stamford, Connecticut 06902
          Attn: Edward L. Kaufman

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          Stephanie Music Publishing, Inc.
          1241 East Main Street
          Stamford, Connecticut 06902
          Attn: Edward L. Kaufman

          to the Stockholders at:

          Vincent K. McMahon
          c/o World Wrestling Federation Entertainment, Inc.
          1241 East Main Street
          Stamford, Connecticut 06902

          Vincent K. McMahon, Irrevocable
          Deed of Trust, dated June 30, 1999
          c/o Vincent K. McMahon, Trustee
          c/o World Wrestling Federation Entertainment, Inc.
          1241 East Main Street
          Stamford, Connecticut 06902

or at such other address as any party may, from time to time, designate in a written notice given in a like manner. Notice given by mail shall be deemed delivered five calendar days after the date mailed.

          5.14.  Termination of Agreement.  This Agreement shall terminate and
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be void, as if it never had been executed, if the Closing Date does not occur on or before December 31, 1999.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              WORLD WRESTLING FEDERATION
                              ENTERTAINMENT, INC.


                              By___________________________________________
                                __________________
                                __________________

                              STEPHANIE MUSIC PUBLISHING, INC.


                              By___________________________________________
                                __________________
                                __________________



                              STOCKHOLDERS


                              _____________________________________________
                                 Vincent K. McMahon


                                 Vincent K. McMahon, Irrevocable Deed of Trust, dated June 30, 1999

                              By:___________________________________________
                                 Vincent K. McMahon,
                                 Trustee

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                                   SCHEDULE A

Vincent K. McMahon
Vincent K. McMahon, Irrevocable Deed
of Trust, dated June 30, 1999

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